UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

VYSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53754	20-2027731
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 Aylesbury Rd. Worcester, MA	01609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 791-9114

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Type of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	VYST	None

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e) The Company has previously announced that Ms. Jamie Rotman was appointed as President of the Company effective December 21, 2023 until any successor is appointed or upon her resignation, termination or retirement. At that time, Ms. Rotman was not a party to any material plan, contract or arrangement.

On July 22, 2024, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Rotman, under which Ms. Rotman receives annual compensation equal to $180,000 payable in Series C Preferred Stock or common stock, either at Ms. Rotman’s discretion, discounted 50% over the then market price (and payable in cash at Ms. Rotman’s discretion), plus a signing bonus of $25,000 payable in shares of Series C Preferred Stock, vesting over 2024.

The Employment Agreement was made retroactive to January 1, 2024. The Employment Agreement also provides for a 24-month severance payment upon a termination without cause (as defined) and a 24 month change in control severance.

A copy of the Employment Agreement is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement effective January 1, 2024, by and between Vystar Corporation and Jamie Rotman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

Date: July 24, 2024	By:	/s/ Jamie Rotman
	Name:	Jamie Rotman
	Title:	President/Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement effective January 1, 2024, by and between Vystar Corporation and Jamie Rotman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)